Exhibit 10.13(c)

                                                            [As amended 1/27/97]

                       RULES OF GENERAL APPLICATION UNDER
                         THE CYTEC INDUSTRIES INC. 1993
                         STOCK AWARD AND INCENTIVE PLAN

Rule 1. This Rule applies to Performance Stock Awards and related Performance Cash Awards granted to Executive Officers of the Corporation by the Compensation and Management Development Committee (the "Committee") with respect to the 1997, 1998 and 1999 Performance Periods.

        (a) Definitions. As used in this Rule, the following terms shall have the following respective meanings; provided that with respect to Performance Stock Awards and Performance Cash Awards granted in 1997 and thereafter, "Cash Flow" and "EPS" shall have the meaning ascribed thereto in the Plan;

               (i) "Cash Flow" means, with respect to any fiscal year constituting a Performance Period, the consolidated increase (decrease) in cash, cash equivalents and related marketable securities of the Corporation, as set forth in the Corporation's audited financial statements for such year, adjusted to exclude the impact of financing activity, cash dividends paid to common stockholders and purchases of treasury stock.

               (ii) "EPS" means, with respect to any fiscal year constituting a Performance Period, the consolidated fully-diluted earnings per common share of the Corporation, as set forth in the Corporation's audited financial statement for such year, subject to paragraph (d).

               (iii) "Performance Period" means January 1-December 31, 1997, January 1-December 31, 1998 or January 1- December 31, 1999, as the context requires.

               (iv) "Plan" means the 1993 Stock Award and Incentive Plan of the Corporation.

               (v) Terms defined in the Plan and used, but not defined, in this rule shall have the respective meanings ascribed thereto in the Plan.


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        (b) Payout Targets - Performance Stock Awards. Subject to paragraph (e)
        below ("Deferred Stock Awards"), and subject to the terms of the Performance Stock Award and Performance Cash Award Grant Letters, restrictions on Performance Stock Awards shall lapse if and to the extent that the EPS performance targets set forth in a separate document (hereinafter called the "Target Document") entitled "Performance Stock/Cash Awards - 1997, 1998, 1999 Performance Periods - Executive Officers" are met. The Target Document shall be identified by the signature of the Secretary to the Committee and filed with the records of the Committee.

        (c) Payout Targets - Performance Cash Awards. Subject to paragraph (e) below, and subject to the terms of the Performance Stock Award and Performance Cash Award grant letters, recipients of Performance Stock Awards shall be paid cash bonuses, called Performance Cash Awards, which shall be in amounts awarded by the Committee and shall vest at the same time as the related Performance Stock Award becomes nonforfeitable, subject to attainment of EPS and Cash Flow performance criteria set forth in the Target Document.

        (d) Exclusions. In computing EPS for the 1997 and 1998 Performance Periods, there shall be excluded (i) the impact of accounting changes mandated by Generally Accepted Accounting Principles, (ii) restatement of prior period financial results, and (iii) the impact of "extraordinary items" (as defined in Generally Accepted Accounting Principles).

        (e) Deferred Stock Awards. (i) The Committee may, prior to the beginning of the Performance Period with respect to a Performance Stock Award, offer a Participant who has been granted such an award the opportunity to elect to defer all or a specified portion of such award in the form of a Deferred Stock Award. If a Participant elects deferral in accordance with the procedures established by the Committee, then, effective as of the date on which the related award of Performance Stock is to vest, the total award (or such lesser percentage of such total award as shall have been elected by the Participant and accepted by the Committee) shall be forfeited, and the Participant will be issued instead a Deferred Stock Award, as defined in Section 6(h) of the Plan, equal to the number of shares of Performance Stock so forfeited. Such Deferred Stock Award shall accrue Dividend Equivalents which will be deferred in the form of additional Deferred Stock based on the Closing Price of the Corporation's Common Stock in the New York Stock Exchange Consolidated Tape on the date on which the related dividend is paid on the Corporation's Common Stock.

        (ii) Deferred Stock resulting from deferral of Dividend Equivalents will likewise bear Dividend Equivalents.


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        (f) Executive Committee. The Executive Committee is authorized to set
        (and change) performance targets for Performance Stock and Performance Cash granted to employees who are not "Executive Officers" of the Corporation; provided that such performance targets shall be reported to the Committee. The targets so reported shall be deemed approved and ratified by the Committee, unless the Committee rejects them at its first meeting following such report.

        (g) Additional Bonuses. The foregoing long-term incentive awards are not intended to be exclusive, and the Corporation may grant any other additional forms of compensation, including but not limited to annual incentive compensation, stock options, special recognition awards, stock appreciation rights or any other form of compensation whatsoever.